UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2009

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

The Company is hereby disclosing the following updated information regarding the current employment of the vessels currently in the Company’s fleet:

Vessel Type	Vessel Name	Year Built	Charterer	Cash Daily Rate (1)	Net Revenue Daily Rate (2)	Charter Expiration (3)
Capesize	Genco Augustus	2007	Cargill International S.A.	45,263	62,750	December, 2009
	Genco Tiberius	2007	Cargill International S.A.	45,263	62,750	January, 2010
	Genco London	2007	SK Shipping Co., Ltd.	57,500	64,250	August, 2010
	Genco Titus	2007	Cargill International S.A.	45,000(4)	46,250	September, 2011
	Genco Constantine	2008	Cargill International S.A.	52,750(4)		August, 2012
	Genco Hadrian	2008	Cargill International S.A.	65,000(4)		October, 2012
Panamax	Genco Beauty	1999	Cargill International S.A.	31,500		May, 2009
	Genco Knight	1999	SK Shipping Ltd.	37,700		May, 2009
	Genco Vigour	1999	STX Panocean (UK) Co. Ltd.	29,000(5)		March, 2009
	Genco Leader	1999	Baumarine AS	SPOT(6)		November, 2009
	Genco Acheron	1999	Global Chartering Ltd (a subsidiary of ArcelorMittal Group)	55,250		July, 2011
	Genco Raptor	2007	COSCO Bulk Carriers Co., Ltd.	52,800		April, 2012
	Genco Surprise	1998	Hanjin Shipping Co., Ltd.	42,100		December, 2010
	Genco Thunder	2007	Baumarine AS	SPOT (7)		October, 2009
Supramax	Genco Predator	2005	Bulkhandling Handymax AS	SPOT (8)		September, 2009
	Genco Cavalier	2007	Clipper Bulk Shipping NV	12,000(9)		June, 2009
	Genco Warrior	2005	Hyundai Merchant Marine Co. Ltd.	38,750		November, 2010
	Genco Hunter	2007	Pacific Basin Chartering Ltd.	62,000		June, 2009
Handymax	Genco Muse	2001	Global Maritime Investments Ltd.	6,500(10)		May, 2009
	Genco Marine	1996	NYK Bulkship Atlantic N.V./Clipper Bulk Shipping NV	47,000/14,500(11)		Mar, 2009/ Jun, 2009
	Genco Wisdom	1997	Hyundai Merchant Marine Co. Ltd.	34,500		February, 2011
	Genco Carrier	1998	Louis Dreyfus Corporation	37,000		March, 2011
	Genco Success	1997	Korea Line Corporation	33,000(12)		February, 2011
	Genco Prosperity	1997	Pacific Basin Chartering Ltd.	37,000		June, 2011
Handysize	Genco Explorer	1999	Lauritzen Bulkers A/S	19,500		August, 2009
	Genco Pioneer	1999	Lauritzen Bulkers A/S	19,500		August, 2009
	Genco Progress	1999	Lauritzen Bulkers A/S	19,500		August, 2009
	Genco Reliance	1999	Lauritzen Bulkers A/S	19,500		August, 2009
	Genco Sugar	1998	Lauritzen Bulkers A/S	19,500		August, 2009
	Genco Charger	2005	Pacific Basin Chartering Ltd.	24,000		November, 2010
	Genco Challenger	2003	Pacific Basin Chartering Ltd.	24,000		November, 2010
	Genco Champion	2006	Pacific Basin Chartering Ltd.	24,000		December, 2010

(1)
Time charter rates presented are the gross daily charterhire rates before the payments of brokerage commissions ranging from 1.25% to 6.25% to third parties, except as indicated for the Genco Leader in note 6 below. In a time charter, the charterer is responsible for voyage expenses such as bunkers, port expenses, agents’ fees and canal dues.

(2)
For the vessels acquired with a below-market time charter rate, the approximate amount of revenue on a daily basis to be recognized as revenues is displayed in the column named “Net Revenue Daily Rate” and is net of any third-party commissions. Since these vessels were acquired with existing time charters with below-market rates, we allocated the purchase price between the respective vessel and an intangible liability for the value assigned to the below-market charterhire.  This intangible liability is amortized as an increase to voyage revenues over the minimum remaining term of the charter.  For cash flow purposes, we will continue to receive the rate presented in the “Cash Daily Rate” column until the charter expires.

(3)
The charter expiration dates presented represent the earliest dates that our charters may be terminated in the ordinary course.  Except for the Genco Titus,  Genco Constantine, and Genco Hadrian under the terms of each contract, the charterer is entitled to extend time charters from two to four months in order to complete the vessel's final voyage plus any time the vessel has been off-hire. The charterer of the Genco Titus and Genco Hadrian has the option to extend the charter for a period of one year.  The Genco Constantine has the option to extend the charter for a period of eight months.

(4)
These charters include a 50% index-based profit sharing component above the respective base rates listed in the table. The profit sharing between the charterer and us for each 15-day period is calculated by taking the average over that period of the published Baltic Cape Index of the four time charter routes, as reflected in daily reports. If such average is more than the base rate payable under the charter, the excess amount is allocable 50% to each of the charterer and us. A third-party commission of 3.75% based on the profit sharing amount due to us is payable out of our share.

(5)
We have entered into a time charter for 23 to 25 months at a rate of $33,000 per day for the first 11 months, $25,000 per day for the following 11 months and $29,000 per day thereafter, less a 5% third-party commission. For purposes of revenue recognition, the time charter contract is reflected on a straight-line basis at approximately $29,000 per day for 23 to 25 months in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

(6)
We have reached an agreement to enter the vessel into the Baumarine Panamax Pool with an option to convert the balance period of the charter party to a fixed rate, but only after June 1, 2009.The vessel entered the pool following the completion of its previous time charter on December 16, 2008. In addition to a 1.25% third party brokerage commission, the charter party calls for a management fee which consists of a 1.25% deduction as well as a $334 fixed daily management fee.

(7)
We have reached an agreement to enter the vessel into the Baumarine Panamax Pool with an option to convert the balance period of the charter party to a fixed rate, but only after March 1, 2009.The vessel entered the pool following the completion of its previous time charter on November 16, 2008. In addition to a 1.25% third party brokerage commission, the charter party calls for a management fee which consists of a 1.25% deduction as well as a $334 fixed daily management fee.

(8)
We have reached an agreement to enter the vessel into the Bulkhandling Handymax Pool with an option to convert the balance period of the charter party to a fixed rate, but only after January 1, 2009.The vessel entered the pool following the completion of its previous time charter on November 2, 2008.

(9)
Following Samsun Logix Corporation’s (“Samsun”) filing for the equivalent of bankruptcy protection in South Korea, otherwise referred to as a rehabilitation application, the Company has terminated the charter party agreement as a result of the non-payment of hire and has commenced arbitration proceedings in the United Kingdom for damages related to the non-performance of Samsun under the time charter. In addition, we have entered into a short term time charter for approximately 3 to 5 months at a rate of $12,000 per day, less a 5% third-party commission. The vessel entered into the time charter on March 9, 2009.

(10)
We have entered into a short term time charter for 3.5 to 6 months at a rate of $6,500 per day, less a 5% third-party commission. The vessel entered the into the time charter following the completion of its previous time charter on February 8, 2009.

(11)
We have entered into a short term time charter for approximately 3 to 5 months at a rate of $14,500 per day, less a 5% third-party commission. The vessel entered into the time charter following the expected completion of its previous time charter with NYK Bulkship Atlantic NV on or about March 21, 2009.

(12)
We extended the time charter for an additional 35 to 37.5 months at a rate of $40,000 per day for the first 12 months, $33,000 per day for the following 12 months, $26,000 per day for the next 12 months and $33,000 per day thereafter less a 5% third-party commission. In all cases, the rate for the duration of the time charter will average $33,000 per day. For purposes of revenue recognition, the time charter contract is reflected on a straight-line basis at approximately $33,000 per day for 35 to 37.5 months in accordance with U.S. GAAP.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. Included among the important factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the Company’s ability to collect amounts due from Samsun Logix Corporation with respect to the terminated charter for the Genco Cavalier; the Company’s ability to collect on any damage claim for the recent collision involving the Genco Cavalier;  and other factors listed from time to time in our public filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and its subsequent reports on Form 10-Q and Form 8-K.

The information set forth under “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        GENCO SHIPPING & TRADING LIMITED

                                                        DATE:  March 10, 2009

                                                        /s/ John C. Wobensmith
                                                         John C. Wobensmith
                                                        Chief Financial Officer, Secretary and Treasurer
                                     (Principal Financial and Accounting Officer)